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                                                                  EXHIBIT 10.64

                                      Date



                         EXCLUSIVE PUBLICATION AGREEMENT



         This will confirm the agreement made between DOVE ENTERTAINMENT, INC., 8955 Beverly Blvd., Los Angeles, CA 90048 ("Dove"), and "', concerning a work entitled "" ("Work") in which Author is the owner of all audio rights.

1.       GRANT OF RIGHTS

         (a) Author hereby grants and licenses to Dove the sole and exclusive audio rights in and to the Work for the full term of copyright, including any renewals or extensions thereof, throughout the universe, in all languages, to publish abridged and unabridged readings of the Work, and to record, electronically or by any other manner now known or hereafter developed, the Work for the purpose of duplication on audio cassettes, compact discs or any other electronic forms now known or hereafter developed ("Cassettes").

         (b) Author grants Dove the right to produce, publish, sell, license, and distribute the Cassettes under the Dove label or its assigns and to authorize others to produce, publish and distribute the Cassettes. This right shall include the right to authorize others to use portions of the Cassette for broadcast.

         (c) Author grants Dove permission to use Author's name and likeness in connection with all advertisement, publicity or promotion of the Cassettes provided that the Author's name and likeness will not be used in any endorsement or testimonial without Author's prior written consent, which consent shall not be unreasonably withheld. Author shall not receive any additional compensation for such endorsement or testimonial.

         (d) All other rights including, but not limited to print, motion picture and television, remain with the Author.

         (e) Promptly after execution of this Agreement, Author shall provide Dove free-of-charge with three (3) copies of the Work.

2.       ROYALTIES

         As consideration for any and all rights granted by Author hereunder, Dove shall pay







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Author a royalty as follows:

         (a) As an advance against future royalties, "" to be paid one-half upon signing of this agreement and one-half upon release of the Cassette by Dove.

         (b) On sales of the Cassettes:

              (i) Ten percent (10%) of net sales received from sales of the Cassettes.

              (ii) Five percent (5%) of the net sales received from premiums, special sales, catalog, book, library, record, tape, shopping or other clubs, and foreign sales of the Cassette.

              (iii) Fifty percent (50%) of net sales received under any licensing agreements.

              (iv) Net sales shall be defined as gross sales, less all returns.

         (c) On use of the Cassettes for review, advertising, publicity, or the like to promote the sale and distribution of the Cassettes, no royalties shall be paid. No royalty shall be paid on Cassettes sold at or below the cost of manufacture.

         (d) If any Cassette produced or licensed hereunder contains a work or works other than the Work that is the subject of this agreement, Author shall receive a proportion of the foregoing amounts stated in this paragraph based on the actual playing time of Author's Work on the Cassette against the total playing time of the Cassette.

3.       ACCOUNTING

         Dove shall render a semi-annual accounting to Author of estimated net sales as of the first day of January or the first day of July. Dove shall send such statements, with checks in payment of amounts due, on or about the last day of March and September, to the extent that Dove has received payment for the sales upon which the royalties are calculated. The first such statement and payment shall become due three (3) months after the conclusion of the first complete accounting period (January 1-June 30, or July 1-December 31) to follow publication of the Cassette, and shall cover the time period from publication through the end of such accounting period. Dove shall maintain a reasonable reserve against returns of the Cassettes and the amount thereof shall be deducted from the payments to Author. Author shall have the right to inspect Dove's books of accounting, upon reasonable written request and sufficient notice, to determine the accuracy of statements rendered to Author, provided that there may not be more than one such examination in any twelve month period, and that each such statement shall be deemed incontestable two years after the date upon which such statement is issued unless an examination has taken place and a claim with respect thereto has been asserted in such two year period. After two years from the date of publication, no royalty statements will be issued on amounts less than Twenty USD ($20.00).






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4.       WARRANTY

         (a) Author warrants and represents that the Work is original; that Author is the sole author and proprietor of the Work; that Author has the full power and authority to enter into this agreement and to grant the rights granted hereunder to Dove, that there are no claims, liens, or encumbrances against the Work, that Author has not previously assigned, transferred or otherwise encumbered the Work in any manner which will conflict, interfere with, or impair the rights granted to Dove herein. Author further warrants and represents that the Work, when published by Dove, will not infringe upon any statutory or common law copyright, invade the right of privacy or publicity of any third person, or contain any matter that is defamatory, libelous or slanderous or otherwise in contravention of the rights of any third persons or party anywhere in the world, that nothing contained in the Work is injurious, harmful or damaging to the health of a user, and that all statements in the Work asserted as facts are true or are based upon reasonable research for accuracy.

         (b) Author agrees to defend and indemnify and hold harmless Dove, and its officers, directors, shareholders, employees, agents, representatives, successors, licensees, assigns, distributors and any seller of the Cassettes against any loss, liability, damage, cost, expense, claim, demand, action or proceeding that may be brought, including reasonable attorney fees and costs, arising from a breach or alleged breach of warranties set forth in this paragraph or otherwise arising from the Work or the rights therein.

         (c) Author warrants and represents that Author shall provide Dove with a complete copyright report of the Work, to be delivered to Dove either prior to or contemporaneous with the signing of this agreement. Author shall be solely responsible for all costs incurred in connection with the preparation of said copyright report.

5.       RIGHT OF FIRST NEGOTIATION/ RIGHT OF LAST REFUSAL

         Author hereby grants Dove the right of first negotiation and the right of last refusal for the audio rights to Author's next book, and grants Dove the right of first negotiation and the right of last refusal for the audio rights to Author's subsequent book thereafter.

         (a) The term "Right of First Negotiation" is defined as when Author completes his or her next book, Author shall notify Dove in writing concerning said completion and immediately commence good faith negotiations with Dove regarding such audio rights. If, after the expiration of a thirty (30) day negotiation period ("Initial Negotiation Period") following the receipt of notice, no agreement has been reached between Author and Dove, Author may then negotiate with third parties regarding such audio rights.

         (b) The term "Right of Last Refusal" is defined as when Dove and Author fail to reach an agreement during the Initial Negotiation period, and Author makes or receives any firm bona fide third party offer to purchase the audio rights or any interest therein ("Third Party Offer").






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Author shall notify Dove by registered mail or telegram, if Author proposes to accept such Third Party Offer, including the name of the offeror, the proposed purchase price, and all other material terms of such Third Party Offer. Beginning upon Dove's receipt of Author's written notice of said Third Party Offer Dove shall have an exclusive thirty (30) day period to purchase the audio rights for the same purchase price and upon the same terms and conditions as set forth in such written Third Party Offer. If Dove elects to purchase such audio rights, Dove shall notify Author in writing of its intent to purchase the audio rights within such thirty (30) day period ("Second Negotiation Period"). If Dove elects not to purchase said audio rights from Author, Author may accept such Third Party Offer; except in the event that there is a change in the identity of the third party, the purchase price or in the terms and conditions of such Third Party Offer then Author shall offer to Dove the right to purchase the audio rights on the same terms as then set forth in the said Third Party Offer, or if any such proposed sale is not consummated with the third party within thirty
(30) days following the Second Negotiation Period Dove's right of last refusal shall be revive and shall apply to each and every further offer or offers whenever received by Author relating to the audio rights or any interest therein; provided, further, that Dove's option shall continue in full force and effect, upon all the terms and conditions of this paragraph, while Author retains any rights, title or interest in or to the audio rights. Dove's interest in or to the audio rights and Dove's Right of Last Refusal shall inure to the benefit of Dove, its successors, licensees and assigns, and shall bind Author and Author's heirs, successors and assigns.

6.       COVER ART

         To the extent of Author's rights in the design and illustration of the cover art used for the print version of the Work, Author grants to Dove the right to use such material for the Cassettes to the full extent of Author's rights in said cover art and, to the extent third parties control such rights, Author shall use best efforts to arrange for Dove to obtain the right to use such material for the Cassettes provided, however, that Author shall not be obligated to pay for such rights.

7.       RIGHT TO EDIT

         Dove shall have the right, without further obligation to Author, to edit the Work in any manner it deems appropriate, for the purpose of, without limitation, connective material, advertising and promoting the Work.

8.       AUTHOR'S COPIES

         Dove shall provide Author with five (5) copies of the Cassette, free of charge. Should the Author request additional copies, Dove will provide such additional copies at a price equal to 50% of the retail price of each Cassette, with no royalties paid to Author on all such sales.

9.       ASSIGNMENT

         The provisions of this Agreement shall apply to, and inure to the benefit of and bind the







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heirs, successors, executors, administrators, and assigns of the Author, and the successors, licensees and assigns of Dove.

10.      COPYRIGHT

         Dove shall have the sole and exclusive right to secure copyright registration of the sound recording of the Work as contained in the Cassettes (as distinguished from the copyright of the Work) in the United States and such other Territories as set forth herein, if any, under any now existing or subsequent created laws, regulations or rules, in the name of Dove or any person, firm or corporation designated by Dove, and Dove shall own the copyright thereto. Author hereby assigns for the term of this Agreement, and any renewal thereof, and Dove shall own all right, title and interest in and to the Work as contained in the Cassettes and all additions to, alterations of or revisions of the Work as contained in the Cassettes, and all drafts, notes, scripts, voice recordings and musical recordings related thereto. If requested by Dove, Author agrees to execute, acknowledge and deliver, or, cause to be executed, acknowledged and delivered to Dove any instruments that may be required by Dove or that may be necessary, proper or expedient in the opinion of Dove to establish and vest in Dove such rights of copyright.

         Author shall notify Dove immediately in writing of any copyright notice Author wishes to be set forth on the package containing the Cassettes relating to the copyright in the underlying Work.

11.      REMEDIES

         Author agrees that no default by Dove shall cause Author irreparable damages entitling Author to an injunction or other equitable relief; it being agreed that Author shall be entitled to seek only monetary damages, if any, for a default by Dove hereunder.

12.      SEVERABILITY

         If any provision of this Agreement, as applied to any party or to any circumstance, shall be found to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

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13.      CALIFORNIA LAW APPLIES

         This Agreement shall be interpreted according to the laws of the State of California, applicable to agreements made and to be performed wholly therein. At Dove's sole election and discretion, any disputes between the parties regarding the provisions of this Agreement shall be settled by arbitration before the American Arbitration Association in Los Angeles, California.

14.      INTEGRATION

         This Agreement shall contain the entire understanding of the parties hereto, and may not be modified, nor shall any waiver be effective, unless in writing and signed by all the parties hereto.


THE PARTIES HERETO HEREBY AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH ABOVE BY SIGNING BELOW.


AGREED TO AND ACCEPTED BY:

                                                  DOVE ENTERTAINMENT, INC.


By:                                            By:
                                                   Ron Lightstone


                                               Its: President

SS#

Date:                                           Date:






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